Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274841

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 18, 2023)

4,444,444 Ordinary Shares

Wearable Devices Ltd.

This is a public offering of 4,444,444 ordinary shares, NIS 0.01 par value per share, or the Ordinary Shares, of Wearable Devices Ltd., an Israeli corporation. We are offering all of the Ordinary Shares offered by this prospectus on a firm commitment underwritten basis.

Our Ordinary Shares and warrants issued as part of our initial public offering, or the IPO Warrants, are listed on the Nasdaq Capital Market under the symbol “WLDS” and “WLDSW,” respectively. On November 8, 2023, the last reported sale price of our Ordinary Shares and IPO Warrants on the Nasdaq Capital Market was $0.92 per share and $0.12 per IPO Warrant, respectively.

On November 7, 2023, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $12,372,340, based on 15,942,984 Ordinary Shares outstanding and 11,350,771 shares held by non-affiliates and a per share price of $1.09 based on the closing sale price of our Ordinary Shares on September 8, 2023, which is the highest closing sale price of our Ordinary Shares on Nasdaq within the prior 60 days. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.45	$2,000,000
Underwriting discounts and commissions (1)	$0.0315	$140,000
Proceeds to us (before expenses)	$0.4185	$1,860,000

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page S-16 of this prospectus supplement for additional disclosures regarding underwriting discounts, commissions and estimated offering expenses.

We have granted a 45-day option to the underwriter to purchase up to an additional 666,666 Ordinary Shares from us solely to cover over-allotments, if any.

The underwriter expects to deliver the Ordinary Shares to purchasers on or about November 13, 2023.

Aegis Capital Corp.

The date of this prospectus supplement is November 9, 2023

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-274841) that was declared effective by the SEC on October 18, 2023. Under this “shelf” registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total amount of $30,000,000. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise indicated, all references to “Company,” “we,” “our” and “Wearable Devices” refer to Wearable Devices Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the accompanying prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

References to “U.S. dollars” and “$” are to currency of the United States of America, and references to “shekel,” “Israeli shekel” and “NIS” are to New Israeli Shekels. References to “Ordinary Shares” are to our Ordinary Shares, NIS 0.01 per share.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

We are not making offers to sell or solicitations to buy our Ordinary Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of securities.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and the accompanying prospectus and our financial statements and the related notes and the other documents incorporated by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Our Company

We are a technology growth company specializing in the development of AI (artificial intelligence)-powered touchless sensing wearables. Our wrist-worn devices capture neural signals from the wrist to create an input interface that translates user intent into digital command. It allows the user to control digital devices using subtle touchless finger movements and hand gestures. Since our technology was introduced to the market in 2014, we have been working with both business to business, or B2B, and business to consumer, or B2C, customers as part of our push-pull strategy. We are now in the transition phase from research and development to commercialization of our technology into B2B products. At the same time, we have commenced commercial manufacturing of our first consumer product, the “Mudra Band”, which connects to the Apple watch and allows touchless control for Apple ecosystem devices. It also offers the ability to seamlessly switch control between devices such as iPhone, iPad, Mac computer, Apple TV, smart glasses, and other connected devices.

Our company’s vision is to create a world in which the user’s hand becomes a universal input device for touchlessly interacting with technology. We believe that our technology is setting the interface input standard for the Extended Reality (XR) experiences. According to an article “CES 2021: The Mudra Band and How Wearable Devices Defining the Future of Immersive Customer Experiences,” published in January 2021 by Futurum Research, the Mudra Band has the potential to bring a whole new level of accessibility and immersive experiences to the wearer of the device. Moreover, according to the article, what sets the Mudra Band apart from similar technology is its add-on approach to interface with existing commands, as opposed to fixing the technology into the controlled device. Further, we have generated insights based on dozens of feedbacks we have received for our technology and learned about the preferred methods of users to produce commands with multiple digital devices, and the Mudra Band incorporates those preferred methods. We intend to transform interaction and control of digital devices to be as natural and intuitive as real-life experiences. We imagine a future in which humans can share skills, thoughts, emotions, and movements with each other and with computers, using wearable interfaces and devices. We believe that neural-based interfaces will become as ubiquitous to interact with wearable computing and digital devices in the near future as the touchscreen is a universal input method for smartphones.

Combining our own proprietary sensors and AI algorithms into a stylish wristband, our Mudra platform enables users to control digital devices through subtle finger and hand movements using comfortable and familiar gestures in relaxed body postures, without physical touch or contact. These digital devices include consumer electronics, smart watches, smartphones, XR devices such as AR (augmented reality) glasses, VR (virtual reality) glasses and headsets, televisions, personal computers and laptop computers, drones, robots, etc.

Mudra Inspire, our B2B development kit product, started selling to B2B customers in 2018 as the first point of business engagement and contributed to our early-stage revenues. At CES 2021, the Mudra Band for Apple Watch, our flagship B2C product, won Innovation Award Honoree and the Best Wearable Award. We have commenced shipping of the Mudra Band to customers in September 2023.

Our early-stage revenues are composed of sales of our Mudra Inspire and from pilot transactions with several B2B customers. In 2022 and 2021, we had revenues of $45 thousand and $142 thousand, respectively, and comprehensive and net loss of $6.5 million and $2.6 million, respectively.

Over 100 companies have purchased our Mudra Inspire development kit, 30 of which are multinational technology companies. These companies are exploring various input and control use-cases for their products, ranging over multiple countries and industry sectors, including consumer electronics manufacturers, consumer electronics brands, electronic components manufacturers, IT (information technology) services and software development companies, industrial companies, and utility providers. Our objective with these companies is to commercialize the Mudra technology by licensing it for integration in the hardware and software of these companies’ products and services. We estimate that there will be a three-to-five-year period from the time we are first introduced to a customer to signing a licensing agreement. As of November 9, 2023, we have not signed a license agreement with any of these companies.

The core of our platform is Mudra, which means “gesture” in Sanskrit language. Mudra– our Surface Nerve Conductance, or SNC, technology and wristband—tracks neural signals on the user’s wrist skin surface, which our algorithms decipher to predict as gestures made by finger and hand movements. The interface binds each gesture with a specific digital function, allowing users to input commands without physical touch or contact. Mudra gestures are natural to perform, and gestures can be tailored per a user’s intent, desired function, and the controlled digital device. Mudra can detect multiple gesture types, including hand movements, finger movements, and fingertip pressure gradations. In addition to the control use-case, our Mudra technology and SNC sensor can be utilized in multiple monitoring use-cases where we can monitor neural and hand movements for digital health purposes, sport analytics performance, and Industry 4.0 solutions.

Recent Business Developments

In May 2023, we announced that our flagship consumer product, the Mudra Band for Apple Watch, is available for preorder at www.mudra-band.com. The Mudra Band, originally designed for the touchless operation of the Apple Watch using neural signals, has since broadened product features with Air-Touch, which enables users to operate products across Apple’s ecosystem of devices using intuitive subtle finger movements and hand gestures without the need for physical touch. The latest features allow users to toggle and switch between connected devices with a seamless transition between iPhone, iPad, Mac computer, and Apple TV devices, smart glasses, and various mobile gaming devices. In June 2023, we announced that we have commenced commercial manufacturing of our anticipated Mudra Band for Apple Watch. In June 2023, we also launched the new Mudra Band application in the Apple App Store and added an exclusive custom-designed Apple Watch Face for Mudra Band users. In July 2023, we announced the completion of the development of our new bidirectional plug-in for Unity, a game engine supporting desktop, mobile, console, VR and AR platforms, establishing a live communication channel between the Unity game engine and the Mudra Inspire neural input wristband. Additionally, we also announced the launch of our licensing program for the B2B market in July 2023. The program provides for a royalty-based license agreement where original equipment manufacturers will have the right to customize a reference design version of our award winning Mudra gesture technology to meet the specific needs of their business. In August 2023, we announced that we have completed the first commercial manufacturing batch of the Mudra Band for Apple Watch, our flagship product. This initial commercial manufacturing phase was specifically geared toward fulfilling pre-order demand, and we expect to begin delivery in the upcoming weeks. In September 2023, we announced first batch delivery of the Mudra Band to B2C customers. In October 2023, we entered a memorandum of understanding with a leading XR smart glasses original equipment manufacturer for the Mudra B2B Licensing Program. In November 2023, we announced a new technology feature for the Mudra Band which allows users to control their Apple TV device using touchless hand movements based on an imagined virtual Directional Pad, or D-pad.

Our Growth Strategy

We intend to achieve a leading brand position for neural input technology, and to expand our operations to digital and wearable computers. Key elements of our growth strategy include:

●	Offer a broad range of platform devices. We believe everyone’s needs are unique, so we will offer our users a wide range of connected devices to interact and control in multiple styles, form factors, and price points, to allow people to find the devices that fit their lifestyles and goals. We believe that we can leverage the growing public acceptance and awareness of wearable neural technologies and the rising adoption of wearable devices to market multiple Mudra-based consumer products.

●	Introduce new features, use-cases, software applications, and services. We plan to continue introducing new features and services to increase user engagement and revenue. For example, we are investing in building a diverse user-gesture data bank, which will enable us to develop additional new gestures. It is our belief that the gestures should be natural for the user and tailored based on the use-case and controlled device, instead of a “one size fits all” approach which forces the user to learn new interactions. In addition to the control use-case, our Mudra technology and SNC sensor can be utilized in multiple monitoring use-cases where we can monitor neural and hand movements for digital health purposes, sport analytics performance, and Industry solutions. The platform serves multiple corporations, businesses and individuals in the form of customized mobile and computer applications with a broad range of business models that include hardware sales, licensing, and Software-as-a-Service, or SaaS model.

●	Integrate our Mudra technology into existing devices. We intend to leverage our strong relationships with multiple consumer electronics companies and brands to sign software and hardware licenses and royalty contracts to make ourselves a fundamental input component for all digital devices and platforms. We also believe our superior software and hardware integration ability to work with companies will enable us to sign agreements with leading global and smaller companies for consumer devices and industry use-cases.

●	Further penetrate the additional markets. We intend to increase our focus on building relationships with corporations in Industry 4.0, wellness and digital health, and sports analytics. Our main advantage is the ability to continuously and securely track the user’s engagement over lengthened periods of times and supply meaningful insights for employee performance and safety and the user’s physiology.

●	Expand brand awareness, global distribution and drive sales of our products and services. We intend to increase our marketing efforts to further expand global awareness of our brand and drive greater sales of our products and services. The international markets represent a significant growth opportunity for us, and we intend to expand sales of our products and services globally through select retailers and strategic partnerships.

●	Data monetization. Once we have a sufficiently large database, we intend to monetize data derived from a combination of gestures that authenticates a user, identification of patterns of daily behavior, and monitoring of metrics and identification. This will expand our offerings related to data and user behavior, which can open multiple new markets and opportunities.

Corporate Information

We are an Israeli corporation based in Yokne’am Illit, Israel and were incorporated in Israel in 2014 under the name Wearable Devices Ltd. Our principal executive offices are located at 5 Ha-Tnufa St., Yokne’am Illit, 2066736 Israel. Our telephone number in Israel is 972.4.6185670. Our website address is www.wearabledevices.co.il. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Recent Development Regarding Nasdaq Compliance

On October 24, 2023, we received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC, or Nasdaq, notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Requirement, because the closing bid price of our Ordinary Shares was below $1.00 per Ordinary Share for the previous 30 consecutive business days. We were granted 180 calendar days, or until April 22, 2024, to regain compliance with the Minimum Bid Price Requirement. We can regain compliance if, at any time during this 180-day period, the closing bid price of our Ordinary Shares is at least $1.00 for a minimum of ten consecutive business days, in which case we will be provided with written confirmation of compliance and this matter will be closed. In the event that we do not regain compliance after the initial 180-day period, we may then be eligible for an additional 180-day compliance period if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement. In this case, we will need to provide written notice of our intention to cure the deficiency during the second compliance period.

We intend to monitor the closing bid price of our Ordinary Shares and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, Nasdaq will provide notice that our Ordinary Shares will be subject to delisting from Nasdaq . At that time, we may appeal Nasdaq’s determination to a hearings panel.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years from our initial public offering that occurred in 2022, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq rules for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

THE OFFERING

Ordinary Shares offered by us	4,444,444 shares.

Ordinary Shares to be outstanding immediately after this offering(1)	20,387,428 Ordinary Shares (or 21,054,094 Ordinary Shares if the underwriter exercises its option to purchase 666,666 additional Ordinary Shares in full).

Over-allotment option	We have granted a 45-day option to the underwriter to purchase up to an aggregate of 666,666 additional Ordinary Shares at the public offering price, less the underwriting discount.

Offering price	$0.45 per share.

Use of proceeds

We expect to receive approximately $1.7 million in net proceeds from the sale of 4,444,444 Ordinary Shares in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the Ordinary Shares in this offering for working capital and general corporate purposes.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	Investing in our Ordinary Shares involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol	Our Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “WLDS” and “WLDSW,” respectively.

The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 15,942,984 Ordinary Shares outstanding as of November 8, 2023. This number excludes:

●	1,754,189 Ordinary Shares issuable upon the exercise of options allocated or granted to directors, employees and consultants under our share incentive plan (including 120,000 Ordinary Shares issuable upon the exercise of options approved for issuance by our board of directors but still subject to approval by shareholders at our 2023 annual general meeting of shareholders), at a weighted average exercise price of $0.73, of which 1,109,394 were vested as of November 9, 2023;

●	22,205 Ordinary Shares issuable upon the exercise of warrants issued to a consultant, at an exercise price of $2.25, which are all vested as of November 9, 2023, and an additional 23,640 Ordinary Shares issuable upon the exercise of warrants issued to an advisor, at an exercise price of $4.23 per Ordinary Share;

●	1,061,637 Ordinary Shares reserved for future issuance under our 2015 Share Option Plan, or the 2015 Plan;

●	671,687 Ordinary Shares issuable upon the exercise of warrants issued to certain investors in April 2021 pursuant to their share purchase agreements with us, at an exercise price of $5.29 per Ordinary Share; and

●	7,860,861 Ordinary Shares issuable upon the exercise of warrants to purchase up to 7,860,861 Ordinary Shares issued in our initial public offering, or the IPO, and warrants to purchase up to 187,500 Ordinary Shares, issued to Aegis Capital Corp. in the IPO.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options, or warrants described above.

RISK FACTORS

Investing in our Ordinary Shares involves risks. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Item 3. Key Information - D. Risk Factors” contained in our most recent Annual Report on Form 20-F as well as any amendment or update to our risk factors reflected in our subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to our Financial Condition and Operations

Our financial statements for the six months ended June 30, 2023, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. If we will have a going concern opinion in the future this could materially limit our ability to raise additional funds, which could prevent us from obtaining new financing on reasonable terms or at all.

In part because as of June 30, 2023, we had incurred accumulated losses of approximately $17.3 million, our financial statements for the six months ended June 30, 2023, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. These events and conditions, along with other matters, indicated that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. To date, the Company has not generated significant revenues from its activities and has incurred substantial operating losses. Management expects the Company to continue to generate substantial operating losses and to continue to fund its operations primarily through the utilization of its current financial resources, sales of its products, and through additional raises of capital. A going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise in the future. Further financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through existing cash, debt or equity financing. Even if we complete this offering, we may require additional financing in the future. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

Risks Related to This Offering and Investment in Our Securities

Future sales or other issuances of our Ordinary Shares could depress the market for our Ordinary Shares.

Sales of a substantial number of Ordinary Shares, or the perception by the market that those sales could occur, could cause the market price of our Ordinary Shares to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we, our directors and executive officers have entered into lock-up agreements for a period of 60 days following this offering, subject to customary exceptions. See “Underwriting” beginning on page S-16 of this prospectus supplement. Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of our Ordinary Shares.

Future issuances of Ordinary Shares or any securities that are exercisable for or convertible into Ordinary Shares could further depress the market for our Ordinary Shares, may have an adverse effect on the market price of our Ordinary Shares and will have a dilutive effect on our existing shareholders and holders of Ordinary Shares. We expect to continue to incur research and development and general and administrative expenses and, to satisfy our funding requirements, we will need to sell additional equity securities, which may include sales of significant amounts of Ordinary Shares, which may be subject to registration rights and warrants with anti-dilutive protective provisions. The sale or the proposed sale of substantial amounts of our Ordinary Shares or other equity securities in the public markets or in private transactions may adversely affect the market price of our Ordinary Shares and our share price may decline substantially.

We may need to raise additional capital required to grow our business, and we may not be able to raise capital on terms acceptable to us or at all. Raising additional capital may cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. If cash on hand and cash from operating activities are not sufficient to meet our cash requirements, we will need to seek additional capital. We may need to raise additional capital through a combination of private and public equity offerings (such as this offering), debt financings and collaborations, and strategic and licensing arrangements. We may not be able to raise needed cash on terms acceptable to us or at all. Financing may be on terms that are dilutive or potentially dilutive to our shareholders, as described below, and the prices at which new investors would be willing to purchase our securities may be lower than the current price per share. The holders of new securities may also have rights, preferences, or privileges which are senior to those of existing holders of Ordinary Shares. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

To the extent that we raise additional capital through the issuance of equity (such as this offering) or otherwise including through convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity (such as this offering) or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves. Future sales of our Ordinary Shares or of securities convertible into our Ordinary Shares, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our Ordinary Shares.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the allocation of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering and as described in the section titled “Use of Proceeds.” Our management could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Ordinary Shares.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. In addition, the Companies Law 5759-1999, or the Companies Law, imposes restrictions on our ability to declare and pay dividends. See “Dividend Policy.”

If we fail to meet all applicable Nasdaq requirements, Nasdaq could delist our Ordinary Shares, which could adversely affect the market liquidity of our Ordinary Shares and the market price of our Ordinary Shares could decrease.

Nasdaq monitors our ongoing compliance with its minimum listing requirements and if we fail to meet those requirements and cannot cure such failure in the prescribed period of time, our Ordinary Shares could be subject to delisting from Nasdaq. In the event that our Ordinary Shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Ordinary Shares could be conducted only in the over-the-counter market such as the OTC Pink or the OTCQB. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

On October 24, 2023, we received a written notification from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with the Minimum Bid Price Requirement, because the closing bid price of our Ordinary Shares was below $1.00 per Ordinary Share for the previous 30 consecutive business days. We were granted 180 calendar days, or until April 22, 2024, to regain compliance with the Minimum Bid Price Requirement. We can regain compliance if, at any time during this 180-day period, the closing bid price of our Ordinary Shares is at least $1.00 for a minimum of ten consecutive business days, in which case we will be provided with written confirmation of compliance and this matter will be closed. However, Nasdaq may, in its discretion, require our Ordinary Shares to maintain a bid price of at least $1.00 for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance. In the event that we do not regain compliance after the initial 180-day period, we may then be eligible for an additional 180-day compliance period if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement. In this case, we will need to provide written notice of our intention to cure the deficiency during the second compliance period.

We intend to monitor the closing bid price of our Ordinary Shares and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted, Nasdaq will provide notice that our Ordinary Shares will be subject to delisting from Nasdaq. At that time, we may appeal Nasdaq’s determination to a hearings panel.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement or if we do later regain compliance with the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future. If we are unable to maintain compliance with these Nasdaq requirements, our Ordinary Shares will be delisted from Nasdaq.

In the event that our Ordinary Shares are delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and are not eligible for listing on another exchange, trading in our Ordinary Shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Risks Related to Operations in Israel

We conduct our operations in Israel. Conditions in Israel, including conditions affected by the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations.

Our offices are located in Yokne’am Illit, Israel, thus, political, economic, and military conditions in Israel may directly affect our business. On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. Following the attack, Israel’s security cabinet declared war against Hamas and the Israeli military began to call-up reservists for active duty. At the same time, and because of the declaration of war against Hamas, the clash between Israel and Hezbollah in Lebanon has escalated and there is a possibility that it will turn into a greater regional conflict in the future.

As of today, these events have had no material impact on the Company’s operations. According to the recent guidelines of the Israeli government, the Company’s offices are open and functioning as usual. However, if the war escalates and expands to the Northern border with Lebanon, the Israeli government potentially will impose additional restrictions on movement and travel, and our management and employees’ ability to effectively perform their daily tasks might be temporarily disrupted, which may result in delays in some of our projects.

The Company currently has the supply of materials needed for its regular operations. While there may be some possible delays in supply, those are currently not anticipated to be material to the Company’s operations. However, if the war continues for a significant amount of time, this situation may change.

Any hostilities involving Israel, terrorist activities, political instability or violence in the region, or the interruption or curtailment of trade or transport among Israel and its trading partners could make it more difficult for us to raise capital, if needed in the future, and adversely affect our operations and results of operations and the market price of our Ordinary Shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition, and results of operations.

Further, many Israeli citizens are obligated to perform several days, and in some cases, more, of annual military reserve duty each year until they reach the age of 40 (or older for certain reservists) and, in the event of a military conflict, may be called to active duty. In response to the series of attacks on civilian and military targets in October 2023, there have been significant call-ups of military reservists. Currently, only a few of the Company’s employees have been called up to military service, none of whom are in management positions. However, if the number of reservists in our Company increases and becomes significant, our operations could be disrupted by such call-ups.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our Ordinary Shares, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face.

The intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. However, if the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be harmed.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial condition. The ongoing conflict is rapidly evolving and developing, and could disrupt our business and operations, and adversely affect our ability to raise additional funds or sell our securities, among other impacts.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	Our financial statements for the six months ended June 30, 2023, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all;

●	Surface nerve conductance becoming the industry standard input method for wearable computing and consumer electronics;

●	our ability to maintain and expand our existing customer base;

●	timing of the shipment to early-booking orders of our Mudra Band;

●	our ability to maintain and expand compatibility of our devices with a broad range of mobile devices and operating systems;

●	our ability to maintain our business models;

●	our ability to correctly predict the market growth;

●	our ability to remediate material weaknesses in our internal control over financial reporting;

●	our ability to retain our founders;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to raise capital through the issuance of additional securities;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	our ability to comply with the Nasdaq listing requirements;

●	the overall global political and economic environment in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them;

●	litigation; and

●	those factors referred to in “Risk Factors” above, as well as in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” in our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, the accompanying prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Ordinary Shares offered by us in this offering will be approximately $1.7 million after deducting the underwriting discounts and commissions and our estimated offering expenses. If the underwriter’s over-allotment option to purchase additional Ordinary Shares in this offering is exercised in full, we estimate that our net proceeds from this offering will be approximately $2.0 million, after deducting estimated underwriting discounts and commissions and our estimated offering expenses.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development of our products and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

The amounts and timing of our actual expenditures will depend upon numerous factors, including regulatory and competitive environment and other factors that management believes are appropriate.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2023:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of 4,444,444 Ordinary Shares in this offering at the public offering price of $0.45 per Ordinary Share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale of the Ordinary Shares had occurred on June 30, 2023.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2023 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2023” attached as exhibits 99.1 and 99.2, respectively, to our Report on Form 6-K filed on August 30, 2023 and incorporated by reference herein.

	As of June 30, 2023*
U.S. dollars in thousands (Unaudited)	Actual	As Adjusted
Cash	$5,954	7,637
Long term debt	202	202
Shareholders’ equity	$-	-
Share capital	46	59
Additional paid-in capital	24,900	26,569
Accumulated losses	(17,305)	(17,305)
Total shareholders’ equity	7,641	9,324
Total capitalization	$7,843	9,526

*	Unaudited

DESCRIPTION OF SECURITIES

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Securities-Ordinary Shares” in the accompanying prospectus.

UNDERWRITING

We have entered into an underwriting agreement, dated November 9, 2023, or the Underwriting Agreement, with Aegis Capital Corp., or Aegis. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has, agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Ordinary Shares listed next to its name in the following table:

Underwriter	Ordinary Shares
Aegis Capital Corp.	4,444,444
Total	4,444,444

The underwriter is offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. However, the underwriter is not required to take or pay for the Ordinary Shares covered by the underwriter’s option described below.

The underwriter is offering the Ordinary Shares subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional Ordinary Shares.

	Per Ordinary Share	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$0.45	$2,000,000	$2,300,000
Underwriting discount (7.0%)	$0.0315	$140,000	$161,000
Proceeds to us (before expenses)	$0.4185	$1,860,000	$2,139,000

The underwriter proposes to offer the Ordinary Shares to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession not in excess of $0.01575 per ordinary share. If all of the Ordinary Shares offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay certain expenses of the underwriter relating to the offering, including up to $75,000 for fees and expenses of legal counsel.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $177,000.

Over-allotment Option

We have granted to the underwriter an option exercisable not later than 45 days after the closing of this offering to purchase up to an additional 666,666 Ordinary Shares at the public offering price per share set forth on the cover page hereto less the underwriting discounts. The underwriter may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional Ordinary Shares are purchased pursuant to the over-allotment option, the underwriter will offer these shares on the same terms as those on which the other Ordinary Shares are being offered.

Lock-Up Agreements

We and each of our directors and officers and holders of 10% or more our outstanding Ordinary Shares have agreed, subject to customary exceptions, not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares for a period of 60 days after the closing date of the offering pursuant to the underwriting agreement.

Company Standstill

Without the prior written consent of Aegis, we have agreed, for a period of 60 days from the closing date of the offering, that we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any of our shares of capital stock or any securities convertible into or exercisable or exchangeable for our shares of capital stock; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any of our shares of capital stock or any securities convertible into or exercisable or exchangeable for our shares of capital stock except for (i) the adoption of an equity incentive plan, or the amendment of an existing equity incentive plan, and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8 and (ii) this issuance of shares of our capital stock in connection with an acquisition or a strategic relationship which may include the sale of equity securities. In no event should any equity transaction during the 60-day standstill period result in the sale of equity at an offering price to the public less than that of this offering.

We have also agreed, with limited exceptions, that for a period of 90 days after the closing date of the offering, we will not effect or enter into an agreement to effect any issuance by us of Ordinary Shares or Ordinary Share equivalents (or a combination of units thereof) involving a transaction in which we (a) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (b) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled.

Tail Financing

We have agreed to pay the above cash compensation to the extent that any fund which Aegis contacted or introduced to us from August 31, 2023 through the date of the Underwriting Agreement, or the Engagement Period, provides financing or capital in any public or private offering or capital raising transaction during the six-month period following expiration or termination of our engagement letter with Aegis, or to the extent that such financing or capital is provided to us by funds whom Aegis had introduced to us during the Engagement Period or in connection with our initial public offering (including by virtue of participation in either of such offerings), if such financing is consummated at any time within the nine month period following the closing of this offering, expiration or termination of our engagement letter with Aegis.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our Ordinary Shares.

Stabilizing transactions permit bids to purchase Ordinary Shares so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of Ordinary Shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our Ordinary Shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our Ordinary Shares in accordance with Regulation M during a period before the commencement of offers or sales of our Ordinary Shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Other Relationships

The underwriter and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received and may receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.wearabledevices.co.il. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement do not constitute a part of this prospectus supplement. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus, or any documents incorporated by reference herein or therein, about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023;

●	Our Reports of Foreign Private Issuer on Form 6-K, or Form 6-K, filed on January 4, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), January 10, 2023 (with respect to the first paragraph and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 9, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 16, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), March 22, 2023 (with respect to the first three and the last two paragraphs, the section titled “Forward-Looking Statements” and the U.S. GAAP financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), May 23, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), May 25, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), June 1, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), June 12, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K); August 25, 2023 (with respect to the first paragraph the sections titled “Financial Review,” “Year-To-Date Operational Highlights,” and “Forward-Looking Statements” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), August 29, 2023, August 30, 2023, October 24, 2023, October 26, 2023 and November 9, 2023; and

●	The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on September 9, 2022, including as amended by Exhibit 2.5 to our Annual Report on Form 20-F filed with the SEC on March 22, 2023 and any amendments and reports filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak 5 Ha-Tnufa Street, Yokne’am Illit, 2066736, Israel, Attention: Chief Financial Officer.

PROSPECTUS

$30,000,000

Wearable Devices Ltd.

Ordinary Shares

Warrants to purchase Ordinary Shares

Units

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $30,000,000 of our ordinary shares, NIS 0.01 par value per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares and warrants issued as part of our initial public offering, or the IPO Warrants, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “WLDS” and “WLDSW,” respectively. On October 2, 2023, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $0.84 per share and $0.11 per warrant, respectively.

On October 2, 2023, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $9,534,647, based on 15,942,984 Ordinary Shares outstanding and 11,350,771 shares held by non-affiliates and a per share price of $0.84 based on the closing sale price of our Ordinary Shares on October 2, 2023. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $30,000,000 of our Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, the units and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “Wearable Devices” refer to Wearable Devices Ltd.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ABOUT OUR COMPANY

We are a technology growth company specializing in the development of AI-powered touchless sensing wearables. Our wrist-worn devices capture neural signals from the wrist to create an input interface that translates user intent into digital command. It allows the user to control digital devices using subtle touchless finger movements and hand gestures. Since our technology was introduced to the market in 2014, we have been working with both business to business, or B2B, and business to consumer, or B2C, customers as part of our push-pull strategy. We are now in the transition phase from research and development to commercialization of our technology into B2B products. At the same time, we have commenced commercial manufacturing of our first consumer product, the “Mudra Band”, which connects to the Apple watch and allows touchless control for Apple ecosystem devices. It also offers the ability to seamlessly switch control between devices such as iPhone, iPad, Mac computer, Apple TV, smart glasses, and other connected devices.

Corporate Information

We are an Israeli corporation based in Yokne’am Illit, Israel and were incorporated in Israel in 2014 under the name Wearable Devices Ltd. Our principal executive offices are located at 5 Ha-Tnufa St., Yokne’am Illit, 2066736 Israel. Our telephone number in Israel is 972.4.6185670 Our website address is www.wearabledevices.co.il. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq Stock Market rules for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, or the 2022 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Important factors that could cause actual results, developments, and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	Our financial statements for the six months ended June 30, 2023, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all;

●	Surface nerve conductance becoming the industry standard input method for wearable computing and consumer electronics;

●	our ability to maintain and expand our existing customer base;

●	timing of the shipment to early-booking orders of our Mudra Band;

●	our ability to maintain and expand compatibility of our devices with a broad range of mobile devices and operating systems;

●	our ability to maintain our business models;

●	our ability to correctly predict the market growth;

●	our ability to remediate material weaknesses in our internal control over financial reporting;

●	our ability to retain our founders;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to raise capital through the issuance of additional securities;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2022 Annual Report as well other factors in the 2022 Annual Report.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our 2022 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2023.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2023 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2023” attached as exhibits 99.1 and 99.2, respectively, to our Report on Form 6-K filed on August 30, 2023 and incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2023*
Cash		$5,954
Long term debt		202
Shareholders’ equity:	$
Share capita		46
Additional paid-in capital		24,900
Accumulated losses		(17,305)
Total shareholders’ equity		7,641
Total capitalization		$7,843

*	Unaudited

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $30,000,000. The actual price per share of the Ordinary Shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

As of October 3, 2023, our authorized share capital consists of 50,000,000 Ordinary Shares, of which 15,942,984 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WLDS” since September 13, 2022.

As of October 3, we have issued and outstanding IPO Warrants to purchase an aggregate of 7,860,861 Ordinary Shares, with exercise price of $2.00 per Ordinary Share. The IPO Warrants were issued as part of our initial public offering and are listed on Nasdaq under the symbol “WLDSW” since September 13, 2022.

As of October 3, we have 1,754,189 Ordinary Shares issuable upon the exercise of outstanding options allocated or granted to certain employees, directors and consultants, under our 2015 Share Option Plan, or the Plan, (including 120,000 Ordinary Shares issuable upon the exercise of options approved for issuance by our board of directors but still subject to approval by shareholders at our 2023 annual general meeting of shareholders). An additional 1,061,637 Ordinary Shares are reserved for future issuance under the Plan.

Ordinary Shares

We may issue Ordinary Shares independently or together with any other securities offered by any prospectus supplement and the Ordinary Shares may be attached to or separate from those securities.

The following are summaries of material provisions of our articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

Directors

Our Board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of directors may exercise all powers that are not required under the Companies Law, or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Ordinary Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our articles of association, our directors are elected by the general meeting and, unless appointed for a shorter term, serve in office until the third annual general meeting after the general meeting in which such director was appointed, in which such later annual general meeting the directors will be brought for re-election or replacement.

In each annual general meeting, only directors whose service term lapsed, in accordance with the classes of directors as described in article 39 of our articles of association, will be deemed retired and brought for re-election, and all other directors whose service term lapsed shall be deemed to have been re-elected for a term until the next annual general meeting.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of our Board of Director’s powers by a general meeting if our Board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors (other than with respect to circumstances specified in our articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law require that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our articles of association provide that resolutions amending provisions of the articles of association related to the staggered board of directors and the composition of the board of directors, as well as a resolution to dismiss a director, will require an affirmative vote of 70% of the voting power represented at a general meeting and voting thereon. Other than that, and unless otherwise required under the Companies Law, all resolutions of the Company’s shareholders require a simple majority vote. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association. In certain circumstances the IPO Warrants have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

Our articles of association provide for a staggered board of directors, which mechanism may delay, defer or prevent a change of control of the Company’s board of directors. Other than that, there are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” hereof will be defined as described in section 275(a)(3) of the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our articles of association provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company, shall be deemed to have notice of and consented to this exclusive forum provision.

Staggered Board

Our articles of association provide for a split of the board of directors into three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that each year the term of office of only one class of directors will expire. The director whom is to be retired and re-elected shall be the director that served the longest period since its appointment or last re-election or, if more than one director served the longest time, or if a director who is not to be re-elected agrees to be re-elected, the meeting of the board of directors which sets the date and agenda for the annual general meeting (acting by a simple majority) will decide which of such directors will be brought for re-election at the relevant general meeting.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $25,428 which at the present time include the following categories of expenses:

SEC registration fee	$4,428
Legal fees and expenses	$15,000
Accounting fees and expenses	$3,000
Miscellaneous expenses	$3,000
Total	$25,428

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023;

●	Our Form 6-Ks filed on January 4, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), January 10, 2023 (with respect to the first paragraph and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 9, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), February 16, 2023 (with respect to the first two paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), March 22, 2023 (with respect to the first three and the last two paragraphs, the section titled “Forward-Looking Statements” and the GAAP financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), May 23, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), May 25, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K), June 1, 2023 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statement” in the press release attached as Exhibit 99.1 to the Form 6-K), June 12, 2023 (with respect to the press release attached as Exhibit 99.1 to the Form 6-K); August 25, 2023 (with respect to the first paragraph the sections titled “Financial Review,” “Year-To-Date Operational Highlights,” and “Forward-Looking Statements” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K), August 29, 2023 and August 30, 2023; and

●	The description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on September 9, 2022, including any amendments and reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 2 Yitzhak 5 Ha-Tnufa Street, Yokne’am Illit, 2066736, Israel, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.wearabledevices.co.il. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

Ordinary Shares

Wearable Devices Ltd.

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

November 9, 2023